SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                   Pursuant to Section 13 or Section 15(d)
                    of the Securities Exchange Act of 1934





                         Date of Report - August 8, 2000

                            CH ENERGY GROUP, INC.
            (Exact name of registrant as specified in its charter)



NEW YORK                           0-30512             14-1804460
---------------------         ------------------      -------------
State or other                (Commission File        (IRS Employer
jurisdiction of                 Identification)         Number)
incorporation number

284 South Avenue, Poughkeepsie, New York                 12601-4879
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(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (845) 452-2000

Item 5.     Other Events.

            1.  Auction of the Roseton and Danskammer Plants

            Reference is made to the captions "Competitive Opportunities Proceeding Settlement Agreement" and "Auction of Fossil Generation Plants" in
Note 2 of the Notes to Financial Statements referred to in Item 8 of the Registrant's Annual Report, on Form 10-K, for the year ended December 31, 1999, for a discussion of the sale of the interests of Registrant's wholly-owned subsidiary, Central Hudson Gas & Electric Corporation ("Central Hudson") in the Roseton Steam Electric Generating Plant ("Roseton Plant") and the Danskammer Electric Generating Station ("Danskammer Plant") required by that certain Amended and Restated Settlement Agreement, dated January 2, 1998, by and among Central Hudson, the Staff of the New York State Public Service Commission ("PSC") and others ("Settlement Agreement"), which Settlement Agreement was thereafter accepted and approved by the PSC by final Order issued and effective on June 30, 1998.

     On August 8, 2000, Central Hudson announced that it has agreed to sell its interests in the Roseton Plant and the Danskammer Plant to Dynegy Inc., and issued a press release about the sale as follows:

       CENTRAL HUDSON AND CO-OWNERS TO SELL FOSSIL-FUEL GENERATING PLANTS
                         TO DYNEGY INC. FOR $903 MILLION

     Central Hudson Gas & Electric Corporation today announced that it, along with Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation, have agreed to sell the Danskammer and Roseton electric generating plants to Dynegy Inc. for $903 million. The plants are located in the Town of Newburgh, Orange County, in the State of New York, and have a combined capacity of 1700 megawatts.

      "We are quite pleased with the sale and will apply Central Hudson's share of the proceeds to benefit our customers and shareholders," said Paul J. Ganci, Chairman of the Board, President and Chief Executive Officer of CH Energy Group, Inc. [NYSE: CHG], Central Hudson's holding company parent.

      "Customers will benefit in three ways. The gain from the sale of the plants, when combined with other measures we have taken, will avoid any future payments by customers, commonly referred to as 'competitive transition charges,' in order to recover stranded costs. Secondly, the proceeds will further provide Central Hudson with the additional funds to accelerate our programs to enhance electric service reliability -- without impacting customer prices. And, Central Hudson customers will benefit from a transition power agreement which enables Central Hudson to purchase varying amounts of electricity from the plants through 2004," Ganci said.

      He added that, "To a large measure, Central Hudson's success as a low-cost generator was the result of the innovation, commitment, and productivity of our employees at the plants, whose employment is protected under terms of the sale agreement."

      The proceeds received from the sale will also benefit shareholders. "It re-affirms and enhances the Company's strategy to reinvest and redeploy capital at an accelerating pace in the acquisition of competitive energy services and supply businesses in the Northeast," Ganci said.

      Senior Vice President Ronald P. Brand, who headed the Central Hudson auction team, also explained that as a delivery company, Central Hudson's primary mission will be to safely and reliably deliver electricity that customers have purchased in the competitive marketplace. "The transition power purchase agreement will enable us to offer some element of electric price stability during a three- to four-year period while those competitive markets mature," he said.

      He noted that the Company expects that the gain from the sale will enable it to maintain delivery wire charges that are among the lowest in the region. At the same time, Central Hudson will -- with the approval of the New York Public Service Commission -- be investing to further enhance electric service reliability.

      "The sale agreement recognizes the contribution of our 200 employees at the plants, and also provides protection for them," Brand said. Dynegy will retain all unionized employees and will assume the current collective bargaining agreement, and will make employment offers to most of the 40 management employees. Those individuals not retained by Dynegy will be employed by Central Hudson.

      John Reed, Executive Director with Navigant Consulting, Inc., a leading asset divestiture firm retained by Central Hudson to manage the auction, attributed the successful sale to the productivity and the actions that Central Hudson took over the last decade to consistently invest in the power plants to maintain them at the highest level of operational and environmental performance.

      "Central Hudson, its management team and the employees deserve the lion's share of the credit for the high level of interest expressed by bidders and for the competitive sales price offered by the winner," said Reed. "The final price is the result of sound management and dedicated, committed employees who operate the plants safely and effectively."

      Central Hudson estimates that its share of the gross sale proceeds will be about $695 million, and that its net proceeds, after taxes and transaction costs, will be an estimated $450 million. Included in these proceeds will be an earned auction incentive of approximately $18 million, which Central Hudson, under its arrangement with the Public Service Commission, will be entitled to retain for the benefit of its shareholders.

      According to Senior Vice President Arthur R. Upright, the sale of the plants will require the approval of the Public Service Commission. Central Hudson expects to file promptly for that approval and will propose to establish a balanced and fair distribution to provide benefits to customers and shareholders. Portions of the transaction will also require approval from the Federal Energy Regulatory Commission and the Federal Trade Commission.

      The sale will be made to comply with the Public Service Commission's 1996 and 1998 Orders to deregulate the electric utility industry in New York State. The Commission required Central Hudson to sell, at auction, its fossil fuel plants by July 2001. The sale is being made as a result of a competitive auction process and is subject to regulatory approval. It is expected to close within four to six months.

     Navigant Consulting, Inc. served as financial advisor on the transaction. Legal counsel was provided by Dickstein, Shapiro, Morin & Oshinsky, and the firm of Gould and Wilkie.

ABOUT DANSKAMMER AND ROSETON:

      The Danskammer plant consists of four generating units, constructed between 1951 and 1967, with a total generating capacity of 500 megawatts; Units 1 and 2 burn fuel oil and natural gas, while Units 3 and 4 burn coal and natural gas to produce electricity. In addition, the site contains 5 megawatts of diesel generators for use in restarting the main units. The two identical Roseton units, which went on line in 1974, have a combined capacity of 1,200 megawatts and produce electricity from burning fuel oil or natural gas. Central Hudson currently owns 35 percent of the Roseton facility, while Niagara Mohawk Power Corporation and Consolidated Edison Company of New York, Inc. own 25 and 40 percent, respectively.

ABOUT CENTRAL HUDSON:

      Central Hudson Gas & Electric Corporation is a combination natural gas and electric utility serving a population of approximately 623,000 in a 2,600 square-mile area of the Mid-Hudson Valley, stretching from 25 miles north of New York City to 10 miles south of Albany. Central Hudson serves parts of Albany, Columbia, Dutchess, Greene, Orange, Putnam, Sullivan and Ulster counties. It is a subsidiary of CH Energy Group, a family of energy generation and services companies with holdings throughout the Northeast.

ABOUT DYNEGY INC.:

     Dynegy  Inc. [NYSE: DYN] is one of the country's leading energy merchants.
Through  its  leadership   position  in  energy  marketing,   power  generation,
transportation, gathering and processing, the company provides energy solutions to its customers primarily in North America, the United Kingdom and Europe.

                                    # # #

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67, and within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time-to-time in the Company's reports filed with the SEC. All forward-looking statements are intended to be subject to the safe harbor protections provided by the laws mentioned above. A number of important factors affecting the Company's business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. Those factors include weather, energy supply and demand, developments in the legislative, regulatory and competitive environment, electric and gas industry restructuring and cost recovery, future market prices for energy, capacity and ancillary services, nuclear industry regulation, the outcome of pending litigation, and certain environmental matters, particularly ongoing development of air quality regulations and industrial waste remediation requirements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CH ENERGY GROUP, INC.
                                                (Registrant)


                                By:          /s/ Donna S. Doyle
                                    ----------------------------------------
                                                DONNA S. DOYLE
                                    Vice President - Accounting & Controller

Dated:  August 8, 2000